ACCOUNT MANAGEMENT AGREEMENT

ESYM27922P102

Date: July 24, 2009

Between:

ECOSYSTEM CORPORATION (“Company”),

VIRIDIS CAPITAL, LLC (“Viridis”),

and,

COPPERBOTTOM INVESTMENTS, LTD.

(the "Lead Senior Investor"),

ABSENTIA HOLDINGS, LTD.,

ON TIME INVESTMENTS, LTD.,

AGRI-TECHNOLOGIES INTERNATIONAL, LTD.,

BRITANNIA SECURITIES INTERNATIONAL, LTD.,

(collectively, the “Senior Investors”),

and managed by:

ELCO SECURITIES, LTD. (the "Intermediary")

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THIS ACCOUNT MANAGEMENT AGREEMENT, dated July 24, 2009 is made and entered into between COPPERBOTTOM INVESTMENTS, LTD. (“Lead Senior Investor”), ABSENTIA HOLDINGS, LTD., ON TIME INVESTMENTS, LTD., AGRI-TECHNOLOGIES INTERNATIONAL, LTD., BRITANNIA SECURITIES INTERNATIONAL, LTD. (collectively, the “Senior Investors”), ECOSYSTEM CORPORATION (the “Company”), VIRIDIS CAPITAL, LLC (“Viridis”), and ELCO SECURITIES, LTD. (“Intermediary”).

WHEREAS:
The Company has agreed to sell, and the Senior Investors have agreed to purchase, certain Company Securities (the “Senior Investment”) under a separate Unit Subscription Agreement (the “Subscription Agreement”) for SEVENTY SIX MILLION SIX HUNDRED NINETEEN THOUSAND DOLLARS ($76,619,000) (the “Senior Purchase Price”).

WHEREAS:
ELCO SECURITIES, LTD., a registered broker dealer operating under license by the Bahamian Government, with an address at Loyalist Plaza, Don Mackay Boulevard, Marsh Harbour Abaco, Bahamas, has agreed to act as Intermediary in this transaction and to provide account management services for the Parties.

WHEREAS:
Upon closing of the Subscription Agreement attached in Exhibit H, the Company, Viridis and the Senior Investors have mutually agreed to consent to this agreement to enact certain controls over the management of the Senior Purchase Price, which controls this Agreement shall manage and monitor through the Intermediary, who shall provide Use of Proceeds (the “UOP”) direction and confirmation, invested capital security, capital flow management and terms management.

THEREFORE:	In consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.           Definitions

Available Breakout:

The product of 20% times the Trailing Volume times the then-current Market Price.

Breakout:

That transfer of cash from the Company Cash Account with the Intermediary to the Working Account while simultaneously uncovering that portion of the Series E Shares or Common Shares previously purchased by the Senior Investors.

Breakout Calculator:

That certain Excel file titled “ESYM – ELCO Instructions & Forms (Senior).xls” that can be used to automatically produce the Series E Conversion Notice and the Senior Purchase Price Disbursement Report. An example copy of the Senior Purchase Price Disbursement Report is attached hereto in Exhibit D, and an example copy of the Series E Conversion Notice is attached hereto in Exhibit I.

Business Day:

Means a day, not being a Saturday or Sunday, on which banks are open for business in the City of Nassau.

Business Milestones:

Those items called for in Section A.3 of Exhibit A.

Certificate:

Those official instruments representing the Series E Shares, the Common Shares and the Warrants to purchase Common Shares of the Company sold to the Investors. Such Certificates will be delivered to the Intermediary in the names of the individual Investors.

Common Stock:

The Company's common stock, par value $0.001 per share.

Company:

EcoSystem Corporation, a company formed pursuant to the laws of the State of Delaware and having an office for business located at One  Penn Plaza, Suite 1612, New York, New York 10119.

Company Cash Account:

The capital account formed in the name of Company at the Intermediary to manage the disbursal of the Senior Purchase Price to the Company. The Company Cash Account shall not bear interest.

Company Closing:

The Company Closing shall be the Closing of the Subscription Agreement. Immediately following the Company Closing, this Account Management Agreement will become effective as to the Company, Viridis and the Senior Investors and all further instructions will be provided according to this Agreement.

Compliance Certificate:

A certification that shall be prepared and submitted by the Company prior to the Initial Breakout and quarterly thereafter, no more than FORTY FIVE (45) days following the end of each calendar quarter during the term hereof, to certify the Company’s compliance with the Business Milestones set forth in Section A.3 of Exhibit A.

Compliance Check:

That study by Intermediary to ensure that all proper documents have been executed, all accounts are opened properly and all actions conform to local law and the agreements contemplated herein.

Conversion:

That process whereby the company preferred shares shall be exchanged for Common Shares beginning with the filing of a Conversion Notice.

Customer Agreement:

The agreement entered into on or around the date of this Agreement between Company and the Intermediary to open the Company Cash Account.

Deal:

To sell, dispose of, gift, transfer, assign, mortgage, hold on trust, or any other action not expressly permitted hereby, excluding transactions relating solely to the deposit of Common Shares from certificated form to electronic form or vice a versa.

Draw Account:

That account defined in Section 4.1.1.

Eligible Draw:

The amount of funds that can be disbursed from the draw account as defined in Section A.2.4.

Fees:

The fees to be paid to Catwalk Capital, LLC, the Lead Senior Investor and the Intermediary according to the schedule set forth in Exhibit A attached hereto.

Gross Funds:

Shall mean either (a), in the case of a Breakout Deficiency (or when the Available Breakout is less than the Scheduled Breakout), the sum of the Available Breakout and the Eligible Draw; and (b), in the case of a Breakout Surplus (or when the Available Breakout is more than the Scheduled Breakout), the sum of the Available Breakout and the Breakout Surplus.

Intermediary:

ELCO SECURITIES, LTD., a registered broker dealer operating under license by the Bahamian Government, with an address at Loyalist Plaza, Don Mackay Boulevard, Marsh Harbour Abaco, Bahamas, as the party who shall hold all agreements, cash and securities to be provided is part of this agreement.

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Initial Series E Conversion Rate:

A one-time only Conversion rate of $0.01 per Common Share applicable for the Senior Conversion Reserve, issuable to each relevant Senior Investor upon filing of the Initial Series E Conversion Notice.

Market Price:

Defined as the average 30 day closing bid price as posted on the OTCBB or on such US National Exchange upon which the Common Shares may be listed.

Net Funds:

Shall mean equal the Gross Funds less the Fees payable at any individual Breakout.

Securities:

Those instruments of Series E Shares, Common Shares (whether Certificated or Uncertificated) and Warrants evidencing the Senior Investors’ respective ownership in Company.

Securities Account:

Those accounts in the names of each individual Investor into which the uncovered Uncertificated Common Shares are deposited and from which the Common Shares are disbursed or otherwise Dealt with at the direction of each individual Senior Investor (each, a “Securities Account”).

Senior Conversion Reserve:

The “Senior Conversion Reserve” is meant to provide the Senior Investors with a reserve of Common Shares to ease the logistics of filing Series E Conversion Notices and receiving and depositing Common Shares until such time as the Company has the ability to electronically issue (or, “DWAC”) Common Shares to the Senior Investors’ respective Securities Accounts. The Senior Conversion Reserve shall be filled with 2,000,000 Common Shares issuable upon filing of the Initial Series E Conversion Notice at the Initial Series E Conversion Rate, issued in the name of each of the Senior Investors (for a total of 10,000,000 Common Shares) prior to the Initial Breakout.

Senior Investors:

The Parties itemized in Exhibit C.

Senior Purchase Price Disbursement Report:

The report to be completed at the time of each Breakout hereunder by the Intermediary, an example copy of which is attached hereto in Exhibit D.

Senior Warrants:

The right to purchase additional Common Shares granted to the Senior Investors by the Company in the Subscription Agreement, which Senior Warrants shall be exercisable at the exercise prices set forth in Exhibit B.

Series E Conversion Notice:

The form to be completed by the Intermediary to convert the Series E Shares into Common Shares, a copy of which is provided in Exhibit I hereto.

Series E Conversion Rate:

The rate at which the Series E Shares shall be convertible into Common Shares, which rate shall be equal to the number of Series E Shares to be converted times ONE HUNDRED DOLLARS ($100.00) (the “Face Value”) per Series E Share, divided by the “Breakout Price” specified in the schedule provided in Table 1 of Exhibit A (the “Series E Conversion Rate”); provided, however, that if the Market Price for the Common Shares is LESS than the “Minimum Conversion Price” specified in the schedule provided in Table 1 of Exhibit A at the time of conversion, then the Series E Conversion Rate for the amount of Series E Shares to be converted that month shall be equal to SIXTY PERCENT (60%) of the Market Price (the “Protected Conversion Rate”).

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Thus, for example, if in Month 1 the Market Price is $1.00 per Common Share (which is less than the Minimum Conversion Price as listed in Exhibit A), then the Protected Conversion Rate shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Market Price*0.60)) =
((10,000.00) x ($100.00)) ÷ ($0.60) = 1,666,667 Common Shares

If in Month 2 as shown in Table 1 of Exhibit A, the Market Price is $4.00 per Common Share (which is more than the Minimum Conversion Price as listed in Table 1 of Exhibit A), then the Breakout Price shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Breakout Price) =
((10,000.00) x ($100.00)) ÷ ($2.06) = 487,437 Common Shares

Series E Shares:

Shall mean that class of Company preferred shares having a face value of $100.00 per share, the right to convert into shares of Common Stock based on the Series E Conversion Rate, and such other rights and privileges set forth in the Series E Preferred Stock Certificate of Designations.

Trailing Volume:

Shall be equal to the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.

Uncertificated:

Common Shares of Company owned by the Senior Investors which are held in street (electronic) form by and/or in the name of the Intermediary at its/their designated custodian.

Use of Proceeds (UOP):

The use of the Senior Purchase Price proceeds as set forth in Exhibit D.

Viridis:

Viridis Capital, LLC, a limited liability company formed pursuant to the laws of the State of New Jersey and having an office for business located at One  Penn Plaza, Suite 1612, New York, New York 10119. Viridis is wholly-owned by Kevin Kreisler, the chairman of the Company.

Working Account:

The below-listed bank account designated by Company for receipt of the Senior Purchase Price funds transferred by Intermediary from Company Cash Account:

Bank Name:                                U.S. Bank
Bank Address:                                           PO Box 64830
St. Paul, Minnesota 55164
Account Name:                                           EcoSystem Corporation
Account Number:                                           104790484133
ABA Number:                                           091000022

All capitalized terms not otherwise defined herein shall have that meaning ascribed to them in the Subscription Agreement.

2.           Senior Investment Instructions

2.1.           Closing Process

2.1.1.           Account Opening

2.1.1.1.                      Company

The Intermediary shall open and style a cash account in the name of the Company (the "Company Cash Account"), from which cash will be managed by this Agreement. The Company Cash Account will be opened following receipt of the Customer Agreement and proper account opening documentation and ancillary supporting documentation necessary to meet all necessary Know Your Client (KYC) and Anti-Money Laundering formalities of the Intermediary and that Intermediary has received the initial opening Fee of $1,500.00 from Company.

2.1.1.2.                      Senior Investors

The Intermediary shall have opened and styled a Securities Account for each individual Senior Investor in the name of each Senior Investor into which the Securities will be deposited (the "Securities Account") by the Company pursuant to the Subscription Agreement.

2.1.2.           Cash Retention

2.1.2.1.                      Cash Delivery

The Senior Investors shall transfer the Senior Purchase Price to the Intermediary for the benefit of the Company 48 hours prior to the Company Closing. The Intermediary shall hold all such funds and make no investments or transfers or amalgamate any such funds with other funds. The Intermediary may only deposit such Senior Purchase Price funds into the Company Cash Account (or transfer back to the Investors as provided for in Section 2.1.7.3).

2.1.2.2.                      Evidentiary Letter

The Intermediary shall notify the Senior Investors and the Company in writing as soon as practicable after it has received the Senior Purchase Price.

2.1.3.           Certificated Security Trust

2.1.3.1.                      Certificate Delivery

The Company shall transfer the Certificated Series E Shares to the Intermediary for the benefit of the Senior Investors 48 hours prior to the Company Closing. The Intermediary shall deposit the Certificated Series E Shares into the Senior Investors’ respective Securities Accounts at the Company Closing. A list of the Certificates to be delivered is attached hereto in Exhibit E.

2.1.3.2.                      Evidentiary Letter

The Intermediary shall notify the Senior Investors and the Company in writing as soon as practicable after it has received the Certificated Series E Shares.

2.1.4.           Transfer of Cash and Securities

2.1.4.1.                      Compliance Check

The Intermediary shall ensure that the Business Milestones have been satisfied, that the Subscription Agreement, this Agreement, and the Customer Account Agreements have all been signed, that the Company Cash Account and the relevant Securities Accounts have been properly opened, and that all Senior Purchase Price, Certificated Series E Shares and other deliveries have been made as called for by this Section 2.1 (collectively, the “Compliance Check”).

2.1.5.           Company Closing

The Intermediary shall transfer the Senior Purchase Price to the Company Cash Account, and the  Certificated Securities to the respective Securities Accounts of the Senior Investors at the Company Closing Date in compliance with the terms and conditions of this Section 2.1.5.

2.1.5.1.                      Company Closing Steps

The Company Closing shall take place as follows:

2.1.5.1.1	The Intermediary shall complete its Compliance Check at least 48 hours before the Closing Date.

2.1.5.1.2	The Company shall issue the Intermediary a written notice of undertaking (the "Undertaking") prior to the Closing Date stating:

(a)
that the Subscription Agreement is signed and ready to close upon receipt of confirmation from Intermediary that the requisite Senior Purchase Price funds from Senior Investors have been deposited in the Company Cash Account for the benefit of the Company;

(b)	that the Certificated Series E Shares are in the possession of the Intermediary; and,

(c)	formally requesting that Intermediary close the transaction contemplated in the Subscription Agreement.

2.1.5.1.3	The Intermediary shall, after receipt of the Undertaking, deposit the Senior Purchase Price in the Company Cash Account.

2.1.6.           Intermediary Fees

The Intermediary shall not receive any separate Fees for the Company Closing. All Fees shall be paid out of the Breakouts according to Exhibit A.  The Company shall pay $1,500 upon opening the Company Cash Account.

2.1.7.           Reversing Transactions

For avoidance of doubt, the payment and subsequent deposit of the Senior Purchase Price into the Company Cash Account shall not be reversible under any circumstances not listed in Section 2.1.7.3. The Company is the sole Party that may receive the Senior Purchase Price disbursements once the Senior Purchase Price has been deposited into the Company Cash Account. The Series E Conversion mechanics and various terms and conditions of this Agreement and the Subscription Agreement cumulatively set forth and enforce limitations on the rate of the release of the Senior Purchase Price to the Company depending on the (i) valuation and (ii) demand for the Company’s Common Stock. Plainly stated, the Breakouts have been structured with a view towards incentivising the Company to build shareholder value to the targeted Breakout Prices on the targeted time frames set forth in Table 1 of Exhibit A hereof. In the event and to the extent that the Company is unable to build value to the targeted Breakout Prices on the targeted time frames, the Company will incur additional dilution at the Series E Conversion Rate for the same Senior Purchase Price paid by the Senior Investors; and, in the event that the demand and volume for the Common Stock are insufficient to justify release of the Scheduled Breakout as shown in and according to the terms provided for in Section A.2.2 of Exhibit A hereof, then the release of the Senior Purchase Price scheduled for any such Breakout shall be reduced on a pro rated basis to be equal to no more than the “Trailing Volume”1 times the then-current Market Price (the “Available Breakout”).2 Any such reduction, or the difference between the Scheduled Breakout and the Available Breakout, shall be subject to release from the Draw Account as provided for in Section A.2.4 of Exhibit A hereof.

2.1.7.1	Effectiveness of Amendment to Certificate of Incorporation

In the event that the Company has not made effective an amendment its Certificate of Incorporation within SIX (6) months of the Company Closing Date, then the Company shall deliver to the Senior Investors another security in the Company that, in the sole discretion of the Senior Investors, is convertible into substantially the same number of Common Shares with the substantially the same protections and rights as the Parties have intended the Series E Shares to hold.

1
The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.

2	The “Available Breakout” means the product of 20% times the Trailing Volume times the then-current Market Price.

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2.1.7.2	Intentionally Omitted

2.1.7.3                      Redemption Upon Insolvency Event

The Company shall have the right, but not the obligation, to redeem, and the Senior Investors shall have the right, but not the obligation, to sell to the Company, all of the Series E Shares that the Senior Investors may beneficially own at the time of any Insolvency Event for consideration equal to any remaining Senior Purchase Price proceeds in the Company Cash Account at the time of any such Insolvency Event.  As used herein, the term “Insolvency Event” shall mean any event that the Company shall have acquiesced in the appointment of a custodian, trustee or receiver for the Company or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company and, if instituted against the Company, shall have been consented to or acquiesced in by the Company or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Company.

2.1.8.           Evidenced Transaction Documents

2.1.8.1.                      Closing Notice

The Intermediary shall provide a letter by the end of the same Business Day as the Company Closing confirming the completion of the Company Closing under the Subscription Agreement and that the Senior Purchase Price has been deposited into the Company Cash Account (the “Closing Notice”).

2.1.8.2.                      Agreement Dominance Letter

The Intermediary shall issue a letter by the end of the same Business Day as the Company Closing confirming that this Agreement has taken effect and shall govern the operation of the Company Cash Account for the benefit of the Company and the relevant Securities Accounts for the benefit of each respective Senior Investor.

2.1.9.           Post Closing

2.1.9.1.                      Certificated Share Status

The Intermediary shall complete each relevant Series E Conversion Notice as provided for herein and submit to the Company. The Company shall as soon as practicable but in no event more than FIVE (5) days thereafter deliver to the Intermediary the Certificated Common Shares with an accompanying opinion letter referencing the free trading status of the Common Shares; provided, however, that the Common Share delivery obligation of the Company is subject to the terms and conditions of Section A.6.3.1 of Exhibit A.

2.1.9.2.                      Conversion

The Intermediary shall, according to the terms and conditions hereof, issue to Company a notice of Conversion (each, a “Series E Conversion Notice”) of the Series E Shares into Common Shares at the Series E Conversion Rate with the accompanying attorney opinion letter described in 2.1.9.1 above for each Conversion. The Company shall cause its transfer agent to issue the Common Shares issuable upon Conversion of each tranche of Series E Shares, which Common Shares shall then be delivered to Intermediary in Certificate form and shall be issued without a restrictive legend.

2.1.9.3.                      Electronic Conversion

If not received directly from the Company’s transfer agent in electronic format, the Intermediary will convert to electronic format those Certificated Common Shares delivered following any Conversion described in Section 2.1.9.2 above.

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2.1.9.4.                      Securities Management; Leakage

2.1.9.4.1	Series E Shares

Neither the Intermediary nor the Senior Investors shall undertake to Deal with the Series E Shares in any way, and the Intermediary shall not allow or permit the Senior Investors to Deal with the Series E Shares in any way, except for Uncovering the Series E Shares in connection with, and in the amount applicable to, a Breakout.

2.1.9.4.2	Common Shares

The Intermediary shall manage the Common Shares on behalf of each individual Senior Investor according to the following procedure:

Step 1	Deposit the Common Shares in each Senior Investor Securities Account; and then

Step 2	Disburse or otherwise Deal with the Common Shares, at the direction of each individual Senior Investor, each for their own Securities Account; provided, however, that

Step 3
The Intermediary shall not disburse or otherwise Deal with the Common Shares that are deposited in each Senior Investor Securities Account, either individually or in the aggregate, at a rate greater than 20% of the Trailing Volume. 3

2.1.9.5.                      Notice of Breakout Start

Upon deposit of 10,000,000 electronic free trading Common Shares (the Senior Conversion Reserve), the receipt by the Intermediary of the Company’s “Compliance Certificate,”4 and the confirmation by the Intermediary of the Company’s compliance with the conditions set forth in Section A.3.1 of Exhibit A, the Intermediary shall provide notice that the initial Breakout period has commenced (the “Initial Breakout Notice”) and that the “Initial Breakout” shall be released pursuant to the terms hereof. Subsequent Breakouts shall thereafter be released on the conditions set forth in Exhibit A.

2.1.9.6.                      Continuing Breakouts

The Intermediary shall issue to Company a Series E Conversion Notice and a Senior Purchase Price Disbursement Report5 for each month after the Initial Breakout  until the Senior Purchase Price proceeds have been fully released to the Working Account. Any Breakout must be preceded by and shall occur immediately after completion of those steps called for in 2.1.9.1-2.1.9.3.

2.2.           Account Management Instructions:

2.2.1.           Breakout Timer

2.2.1.1.                      Timer Trigger

The Breakout periods shall start pursuant to Section 2.1.9.5 (the “Breakout Trigger”).

2.2.1.2.                      Timer Period

Each Breakout, other than the Initial Breakout, shall be preceded by a 30 day period beginning immediately after the preceding Breakout (or as otherwise provided herein) (the “Breakout Timer”), with the Initial Breakout released to the Company Cash Account 30 days after the filing by the Intermediary of the first Series E Conversion Notice hereunder.

2.2.1.3.                      Rolling Effect

Should a Breakout not occur due to deficient Market Conditions or Business Milestones set forth in Exhibit A during the then-current trailing 30 day period, then the Breakout period will continue on a rolling, day by day basis until such time as the Market Conditions or Business Milestones during the trailing 30 day period meet the Breakout requirements set forth in Exhibit A.

2.2.2.           Primary Requirements & Milestones

2.2.2.1.                      Tracking of Market Requirements

The Intermediary shall maintain a tracking report (the “Tracking Report”) of the closing bid price of the Company’s  Common Shares on a daily basis and of the trailing average 30 day (20-24 trading day) closing bid price of each Common Share (the "Bid") and the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout (the "Trailing Volume"). This tracking data shall be compared against the requirements stated in Section A.2 of Exhibit A, and a copy of the Tracking Report shall be provided to the Company by the Intermediary upon the filing of each Series E Conversion Notice.

2.2.2.2.                      Tracking of Business Milestones

The Intermediary shall require updates and documentation regarding any outstanding Business Milestones that may be required to be satisfied prior to release of the Breakout. The Business Milestones are itemized in Exhibit A. The Company agrees that, during any period in which the Business Milestones have been met, any delay caused by the Company in confirming compliance with the Business Milestones shall not in any way effect the closing Bid and Volume once these figures having been achieved in accordance with Section 2.2.2.1.

2.2.3.           Sufficiency and Deficiency

2.2.3.1.                      Sufficiency Verification

Should the Intermediary determine that the Business Milestones defined in Exhibit A have been satisfied, then the Intermediary shall release the cash from the Company Cash Account to the Working Account subject to the deduction of any Fees and expenses as shall then be due and owing with or without instructions from Company pursuant to the Subscription Agreement as set forth in Section A.6 of Exhibit A.

2.2.3.2.                      Notification of Breakout Deficiency

Should the Intermediary determine that the Business Milestones defined in Exhibit A have not been satisfied (each, a “Deficiency”), then the Intermediary shall issue a “Notice of Deficiency” to the Company and the Senior Investors detailing the nature of the Deficiency.

3
The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.

4
The “Compliance Certificate” shall be prepared and submitted by the Company prior to the Initial Breakout and quarterly thereafter, no more than FORTY FIVE (45) days following the end of each calendar quarter during the term hereof to certify the Company’s compliance with the Business Milestones set forth in Section A.3 of Exhibit A.

5
The Series E Conversion Notice and the Senior Purchase Price Disbursement Report can be produced automatically using the Breakout Calculator. An example copy of the Senior Purchase Price Disbursement Report is attached hereto in Exhibit D, and an example copy of the Series E Conversion Notice is attached hereto in Exhibit I.

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2.2.3.3.                      Deficiency Effect

The Intermediary shall suspend Breakouts hereunder and await further instructions in the event of a Deficiency. The Company and the Senior Investors shall use commercially reasonable efforts to enter into a written consent agreement (“Consent Agreement”) within THIRTY (30) days of receipt of any Notice of Deficiency. Any such Consent Agreement shall (a) confirm the nature of and remedy for the Deficiency, (b) provide the Company with a reasonable time to execute the prescribed remedy, and (c) provide the Intermediary with interim Breakout instructions pending the execution of said remedy.

2.2.3.4.                      Release of Funds

In the event of a Breakout Deficiency, the Intermediary shall follow the disbursement instructions contained in Section A.2 of Exhibit A and demonstrated in example form in the “Example Disbursement Instructions” in Exhibit D.

2.2.4.            Breakout Instructions

2.2.4.1.                      Breakout Schedule

The Intermediary shall follow the Breakout schedule and other instructions set forth in Exhibit A to determine the amount and timing of the Breakouts to be released from the Company Cash Account to the Working Account unless written instructions signed by both the Company and the Senior Investors have been issued to the Intermediary to alter the conditions for any one or more Breakout(s). All such Breakouts shall occur as provided for in this Section 2.2.4, Section A.2 of Exhibit A, and as demonstrated in example form in the Example Disbursement Instructions attached hereto in Exhibit D.

2.2.4.2.                      Fee Transfers

The Intermediary shall transfer the Fees payable to Catwalk, the Lead Senior Investor and the Intermediary as provided for in Section A.6.2 in Exhibit A.

2.2.4.3.                      Company Cash Transfer

Funds from the Company Cash Account shall be disbursed only to the Working Account or to any account which is rightfully owned by the Company, or any member (subsidiary) of its corporate group (as requested by the Company in writing from time to time and provided that any such transfer to an account other than the Working Account has been requested in writing in advance), and such ownership can be demonstrated to the Intermediary under the Anti-Money Laundering regulations. Third party transfers will not be entertained unless pursuant to Section 2.2.5.1.

2.2.4.4.                      Share Availability

Following the completion of any given Breakout, that portion of Series E Shares owned by Senior Investors will become "Uncovered" (the planned “Series E Shares Uncovered” are shown in Table 1 of Exhibit A) and available to the Senior Investors for Conversion into Common Shares, sale, transfer or to Deal with in any other way.

2.2.5.           Wire Transfers

2.2.5.1.                      Instructions

Any instructions for wire delivery instructions as included herein may be modified by the respective Party through delivery of new instructions evidencing those instructions and requesting to have those instructions modify the existing instructions. Instructions shall be accepted to any account which is rightfully owned by the requesting party and such ownership can be demonstrated to the Intermediary under the Anti-Money laundering regulations. Such proof can be through ownership letters from the current bank, proper instructions evidencing ownership by the requesting party. Third party transfers will not be entertained, unless to the party's solicitor, broker or other party with a designated client account on written request of Company.

2.2.5.2.                      Requests

Any such Transfer Requests and or Instructions shall fit within the request format included in Exhibit F.

2.2.5.3.                      Verification of Receipt

The Intermediary is not responsible for following up with the Company or the Senior Investors on any transfers of capital. Once instructions have been issued by the Intermediary for any transfer of the Senior Purchase Price to the Working Account (or other Company account), it is up to the Company to verify if such funds were received by the Company. Intermediary makes no representations as to the length of time necessary to complete any given wire. Time frames depend on the bank conduit, international regulations, Anti-Money Laundering controls and any governmental requirements.

2.2.5.4.                      Troubleshooting

In the event that a given wire does not appear, the Intermediary shall take all such steps with the Company to track such wire through to the Working Account or such other account the Senior Purchase Price funds may have been sent pursuant to Section 2.2.4.3 or to cancel the previous wire and reissue the wire request.

2.2.6.           Breakout Accounting

2.2.6.1.                      Audit Request Letters

The Intermediary shall sign any audit request letter to meet audit procedures for any Party’s financial requirements hereunder. The Intermediary's response will be limited to the amount of capital within the Company Cash Account at that given point and any previous account demonstrations previously issued by the Intermediary. The Intermediary is not responsible for any accounting or financial discrepancies of any Party hereto.

2.2.6.2.                      Transfers

The Intermediary evidences external transfers through debits of cash in an account.

2.2.6.3.                      Statements

The Intermediary shall prepare statements showing the cash remaining in the Cash Account following each Breakout.

2.3.           Senior Warrants

2.3.1.           Exercise

The Intermediary shall act as a conduit for exercise of the Senior Warrants in the same manner that the Intermediary is hereunder for the Series E Shares, except that the funds paid by the Senior Investors to exercise the Senior Warrants shall be deposited in the Company Cash Account, and thereafter immediately released to the Company after delivery of the underlying Common Share Certificates free of restrictive legend with the accompanying legal opinion on said Senior Warrants. The exercise of the Senior Warrants is not subject to any market conditions. The Senior Warrant exercise schedule is provided in Exhibit B.

2.3.2.           Cash Transfer

The Intermediary shall hold all Senior Warrant exercise proceeds received from the Senior Investors and shall issue a letter to the Company to notify the Company that such cash is being held pending delivery of the underlying Common Share Certificates free of restrictive legend with the accompanying legal opinion on said Senior Warrants. The Intermediary shall release the Senior Warrant exercise proceeds to the Company Cash Account immediately after delivery of the underlying Common Share Certificates free of restrictive legend with the accompanying legal opinion on said Senior Warrants.

2.4.           Windup

2.4.1.           Completion of this Agreement

This Agreement shall automatically terminate as to the Senior Investors following the payout of all Senior Purchase Price and all Senior Warrant exercise proceeds from the Company Cash Account

2.4.2.           Account Windup

The Intermediary shall not require permission of either the Company or Senior Investors to wind up the Company Cash Account following completion of this Agreement.

2.4.3.           Notifications

The Intermediary shall evidence such winding up through notice to the Company and the Investors that this Agreement is no longer in force and effect as to the Senior Investors and the Company and that the Company Cash Account has been closed.

3.           Intentionally Omitted

4.           Draw Account Instructions

4.1.           Draw Account Closing Process

4.1.1.           Draw Account

The Company and Catwalk Capital, LLC shall use their best efforts to close on the Draw Investment within no more than 120 days of the Company Closing Date. Upon reasonable written notice from the Company, the Intermediary shall open and style a cash account in the name of the Company (the "Draw Account"), from which cash will be managed by the terms and conditions of a new Account Management Agreement to be executed by the Intermediary, the Company, Viridis and the as-yet-unidentified Draw Investors. The Draw Account will be opened FIVE (5) days prior to closing of the sale by the Company of certain convertible debentures to one or more investors (the “Draw Investors”) in the aggregate amount of a minimum of $5,000,000 (the “Draw Investment”), and following receipt of the Customer Agreement and proper account opening documentation and ancillary supporting documentation necessary to meet all necessary Know Your Client (KYC) and Anti-Money Laundering formalities of the Intermediary and that Intermediary has received the initial opening Fee of $1,500.00 from the Company. The use of the cash proceeds in the Draw Account and the repayment of the Draw Investment by the Company shall be governed by Section 2.2.3.2 and Section A.2.4 of Exhibit A hereof, and the repayment of the Draw Investment by the Company shall be secured by a pledge by Viridis (the “Viridis Draw Pledge”) of certain Common Shares owned in the Company in an amount acceptable to the Draw Investors (the “Draw Pledge Shares”).

5.           Intermediary Representations and Warranties

The undersigned, on behalf of the Intermediary, hereby warrants and represents as follows:

5.1           Representations

5.1.1	The Intermediary has taken all corporate and legal actions necessary to enact this Agreement and to execute its activities under this Agreement.

5.1.2
That the Intermediary is licensed to act in this capacity and to offer the services of an Intermediary as the definition describes. That the Intermediary is a licensed Broker Dealer with the Securities Commission of the Bahamas. As part of its duties, the Intermediary will provide brokerage services for the Investors and effect share transfers.  That the Intermediary holds all necessary consents required to accept the cash deposits within the Company Cash Account as a registered bank.

5.1.3
As of the date hereof, the Intermediary has not received notice of any liens, claims or encumbrances with respect to the Company Cash Account, and the Intermediary has not confirmed any interest in the Company Cash Account to any persons other than pursuant to this Agreement.

5.1.4	The Intermediary agrees that it will not debit the Company Cash Account under any circumstance not explicitly permitted or required herein.

5.1.5	The Intermediary has the unfettered right to debit the Company Cash Account for the payment of all amounts due to Intermediary arising out of the management of this Agreement.

5.1.6	The Intermediary shall not deliver to any Party hereto any property from any account except under the conditions explicitly permitted or required herein.

5.1.7
The Intermediary acting as principal agent provides and gives no assurances as to the legality of this Agreement, marketability of the Securities or the tradable volumes and will only act as broker and custodian to facilitate this Agreement.

5.1.8
The Intermediary shall act as principal agent in addition to its role as Intermediary. Intermediary understands that this means they will be making all decisions regarding this Agreement and executing those transactions.

5.1.9	The Intermediary shall keep the Company Cash Account each as a segregated account where such monies shall not be mixed with any other monies and shall remain clearly identifiable.

5.1.10
The Intermediary is wholly independent of, and does not directly or indirectly own or control, is not directly or indirectly owned or controlled by, and is not directly or indirectly under common ownership or control with any Senior Investor, Catwalk Capital or any affiliate of any of the foregoing or any director, officer, partner, member, employee or agent of any of the foregoing.   For purposes of the foregoing, “ownership” means any direct or indirect ownership of any equity interest or any interest convertible into equity.

6.           Senior Investors’ Representations and Warranties

By signature below, each respective Senior Investor, individually, hereby agrees, represents and warrants to Intermediary the following:

6.1.           Representations

6.1.1.	The Senior Investors agree to hold Intermediary harmless in event of loss from misdirection from Intermediary or from forces outside of the control of the Intermediary.

6.1.2.	The Senior Investors have taken all necessary corporate action to enable them to enter into this transaction.

6.1.3.
The Senior Investors, each in their individual capacity, hereby agree to allow Intermediary to Deal with the assets of their respective Securities Accounts based on restrictions set forth in Section 2.1.9.4.1 and 2.1.9.4.2 and the restrictions otherwise set forth in this Agreement. The Senior Investors further agree to hold the Intermediary harmless in any matter short of theft, loss of securities or illegal activity on the part of the Intermediary.

6.1.4.	The Senior Investors hereby represent and warrant that this Agreement is not a securities purchase and sale agreement and not part in any way of illegal or deceptive means of transferring funds.

6.1.5.
The Senior Investors shall deliver all necessary instructions, documents and sign all necessary transfer letters that the Intermediary may require to perform its duties hereunder. The Senior Investors shall not unnecessarily withhold their signature from any document reasonably required by the Intermediary hereunder pertaining to the Senior Investors’ respective Securities Accounts.

6.1.6.	The Senior Investors agree that only their authorized representatives will be allowed to provide instructions to and communicate with Intermediary.

6.1.7.
The Senior Investors confirm that their respective Securities Accounts will contain securities and that the Intermediary makes no claim, guarantee or warranty on the tradability or marketability of those Securities and that those Securities entail risk.

6.1.8.	The Senior Investors hereby agree to consult and act in a responsible and legal manner in its transactions with the Intermediary.

6.1.9.	The Senior Investors represent and warrant that this Agreement is an Account Management Agreement and not part in any way of illegal or deceptive means of transferring funds.

6.1.10.
The Senior Investors further agree and acknowledge that the rights and obligations of the Parties hereto relating to the Securities Accounts are governed by the Customer Agreement executed by each individual Senior Investor with the Intermediary, and that this Agreement shall take precedence over the terms of any Customer Agreement

6.1.11.	The Senior Investors agree to the instructions and requirements of Exhibit A.

6.1.12.	The Senior Investors hereby agree that the Intermediary hereof shall not be required first to institute suit or exhaust its remedies hereon against the Investors to enforce this Agreement.

6.1.13.
The Senior Investors agree that they will not act outside this Agreement to induce any contravention of this Agreement.  The Senior Investors shall not make any attempts to cancel this Agreement or to in any way restrict the ability the Intermediary to disburse the Senior Purchase Price proceeds to the Company Cash Account as provided for herein.

6.1.14.
No Senior Investor shall hold in excess of 9.99% of the issued and outstanding Common Shares at any time; each of the Senior Investors shall not convert Series E Shares or exercise the Senior Warrants or receive shares of Common Stock issuable hereunder to the extent that after giving effect to such Conversion or exercise, any Senior Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such Conversion or exercise.

6.1.15.
Each Senior Investor shall use its best efforts to conduct its affairs so that it is not deemed a member of any group (as determined in accordance with Section 13(d) of the Exchange Act) in connection with the Company and so that the Series E Shares, Senior Warrants and Common Shares beneficially owned by it are not deemed to be beneficially owned by any other Senior Investor (as determined in accordance with Section 13(d) of the Exchange Act).

7.           Company's Representations and Warranties

The Company represents and warrants as of the date of this Agreement the following:

7.1           Warranties

7.1.1	By signing below the Company confirms to the Intermediary that the Company has instructed the Intermediary to open the Company Cash Account.

7.1.2
The Company further agrees and acknowledges that the rights and obligations of the Parties hereto relating to the Company Cash Account are governed by this Agreement executed by the Company with the Intermediary, regardless of whether the Company has executed a Customer Agreement in connection with the Company Cash Account or not and that this Agreement shall take precedence over the terms of any Customer Agreement.

7.1.3
That the Company has taken all necessary corporate and legal actions necessary to transact this Agreement. That the Company has full right and authority to consult on the Securities and to enter into the Subscription Agreement in connection with said Securities.

7.1.4	The Company represents and warrants that this Agreement is an Account Management Agreement and is not part in any way of illegal or deceptive means of transferring funds.

7.1.5	The Company hereby agrees that the Intermediary hereof shall not be required first to institute suit or exhaust its remedies hereon against the Company to enforce this Agreement.

7.1.6
The Company hereby agrees to consult and act in a responsible and legal manner in its transactions with the Intermediary. The Company understands that the Intermediary and the Investors take no responsibility for breaches of Securities Regulations here or abroad which the Company may commit.

7.1.7
The Company hereby agrees to release, discharge, indemnify and hold harmless the Intermediary, its affiliates, officers and employees from and against any and all losses, claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorneys' fees and expenses arising out of or incurred in connection with the Intermediary complying with instructions from the Company in relation to the Company Cash Account in accordance with this Agreement.

7.1.8
The Company agrees that it will not act outside of this Agreement to induce any contravention of this Agreement. The Company shall not make any attempts to cancel or otherwise reduce the effect of this Agreement upon the Company Cash Account or the Investors’ Securities.

7.1.9
In the event that the Intermediary is sued by any party other than any Senior Investor or any of their affiliates, directors, officers, partners, members, employees or agents or becomes involved in litigation with any party other than any Senior Investor or any of their affiliates, directors, officers, partners, members, employees or agents as a result of complying with this Agreement, the Company agrees that the Intermediary shall be entitled to charge all the costs and fees (including reasonable attorneys' fees and expenses) it incurs in connection with such litigation to the assets in the Company Cash Account and to the assets of the Company and to withdraw such sums as the costs and charges accrue, and the Company shall be liable to the Intermediary and the Investors for any deficiency resulting from this indemnity and for any legal fees in the construct, execution or defense of this Agreement.

7.1.10
The Company confirms that the Company Cash Account shall contain cash and the Company acknowledges that this entails risk. The Intermediary is not instructed to operate any capital appreciation program and the Company Cash Account shall not bear interest.

7.1.11
The Company formally states that as of the date hereof, there is not any notice of liens, claims or encumbrances with respect to the Company Common Shares to be issued pursuant to the Subscription Agreement, or the Senior Warrants.

7.1.12
The Company understands and agrees that pursuant to this Agreement, the Intermediary has the unfettered right to debit the Company Cash Account for the payment of all amounts due to Intermediary from the Company arising out of the management of this Agreement.

7.1.13
The Company consents and agrees that the only communications that shall be given to the Intermediary by the Company shall be given by the authorized officer(s) or person(s) of the Company. Such Person(s) will have been the person(s) authorized by the Company to issue such communication as evidenced by a board resolution and provision of the appropriate documents to the Intermediary.

7.1.14
The Company understands that the Intermediary shall not deliver to the Company any property from the Company Cash Account and the Draw Account except under the conditions explicitly permitted or required herein.

7.1.15
The Company further understands that the terms and conditions hereof shall strictly govern the process by which the Senior Purchase Price is released from the Company Cash Account to the Working Account and that no deviation from the Breakout conditions set forth herein shall be permitted in the absence of the prior written consent of the Company and the Senior Investors.

7.1.16
The Company hereby agrees to hold the Intermediary harmless in event of loss from misdirection from the Intermediary as a result of incorrect instructions from the Company or from any loss relating to the currency held in the Company Cash Account pursuant to this Agreement. Should misdirection occur as a result of fraud, theft or other means not as a result of the Intermediary’s actions, the Company and the Intermediary agree to cooperate in suit against such responsible party. At no time shall the Company institute suit against the Intermediary to recover funds from the Intermediary which were misdirected through no fault of the Intermediary.

8.           Intentionally Omitted

9.           Fees

9.1.1.
The Company and the Senior Investors agree to pay the Fees as part of the UOP. Such payments will be made directly from the Company Cash Account based on the UOP in Exhibit D upon satisfaction of each respective Breakout. Catwalk Capital LLC shall be paid Fees at the rate and on the terms specified in Section A.6.2 of Exhibit A for all Breakouts directly from the Company Cash Account by the Intermediary.

9.1.2.	Intentionally Omitted.

9.1.3.
Catwalk Capital, LLC shall be paid Fees at the rate and on the terms specified in Section A.6.2 of Exhibit A if all the Senior Warrants are exercised, out of the Senior Warrant exercise proceeds directly from the Company Cash Account as described in Exhibit B on a pro rated basis based on the total Senior Warrants exercised in any such tranche. This Fee will be paid before all other cash disbursements from the Company Cash Account after the Senior Warrant exercise proceeds have been deposited into the Company Cash Account and simultaneously with the release of any such Senior Warrant exercise proceeds from the Company Cash Account to the Working Account.

9.1.4.
The Lead Senior Investor shall be paid a Fee for all Breakouts directly from the Company Cash Account by the Intermediary upon satisfaction of each respective Breakout. The Lead Senior Investor shall be paid Fees at the rate and on the terms specified in Section A.6.2 of Exhibit A if all of the Senior Warrants are exercised, out of Senior Warrant exercise proceeds directly from the Company Cash Account as described in Exhibit B on a pro rated basis based on the total Senior Warrants exercised in any such tranche.

9.1.5.	Intentionally Omitted.

9.1.6.	The Fees payable to the Intermediary shall be paid at the rate and on the terms specified in Section A.6.2 of Exhibit A.

10.           Further Provisions

10.1.           Modification

This Agreement may not be amended or modified without the written consent of the Company, Viridis and the Senior Investors. Any such amendments shall be added to this Agreement and labeled as follows: “Account Management Agreement No.: ESYM27922P102, Addendum Number: _______, Dated this _____ day of ____, 20___”).

10.2.           Adjudication

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of the Bahamas, without giving effect to any conflicts of law provisions thereof, and shall be binding upon Parties’ estate, executors and heirs, and upon the successors and assigns of the Parties. Any suits brought due to this Agreement shall be filed and adjudicated in the Bahamas.

10.3.           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10.4.           Notices

All notices shall be sent to the addresses listed in Exhibit G.

10.5.           Confidentiality

This Agreement and all counterparts thereof shall be deemed confidential except any disclosure required by law or any stock exchange or as may be disclosed to any shareholders. Otherwise, no Party shall disclose this Agreement with any Party outside of this Agreement without the written consent of all other Parties hereto.

10.6.           Termination

The Parties may jointly elect in writing to terminate this Agreement at any time up to 2 hours prior to the funding of the Company Cash Account (in the case of the Senior Investment); provided, however, that no such termination shall be effective without the written consent of all other Parties to this Agreement.

10.7.           Severability

If any part of this Agreement is found to be unlawful, the remaining provisions shall inure to the Parties and shall be in full force and effect.

10.8.           Monetary Equivalent

Any financial values or monetary amounts in this Agreement, and any and all addendums and corollaries shall be construed and represented as being U.S. Cash Dollars unless otherwise specified.

10.9.           Amendments and Waivers

Any term of this Agreement may be amended, only in a writing signed by all of the Parties.  Any amendment or waiver effected in accordance with this Section shall be binding upon all Parties.

10.10.           Entire Agreement

This Agreement, together with the Subscription Agreement and the Certificate of Designations will supersede any other agreement previously entered into prior to the Company Closing.

10.11.           Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.12.           Transfer; Successors and Assigns

The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.  The Company may not assign its rights and obligations hereunder without the consent of the Investors (which consent shall not be unreasonably withheld or delayed). The provisions of this Section 10.12 shall not limit the Investors' ability to assign their rights and obligations under any Transaction Document, subject only to compliance with applicable securities laws.

10.13.           Survival of Representations and Warranties

The representations and warranties in this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Company Closing Date for a period of two years.

10.14.           Adjustments for Stock Splits, Etc.

Except for the reverse stock split contemplated in Section A.3.1 of Exhibit A, upon the occurrence of any subdivision, combination, stock dividend or stock split, the specific number or value of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect of such subdivision, combination, stock dividend or stock split on the outstanding shares of stock.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement and cause it to be put in action. Copies of this Agreement shall be delivered in triplicate each of the Parties upon execution.

INTERMEDIARY:
ELCO SECURITIES, LTD.

By:           /s/ Isaac Collie
Name:           Isaac Collie
Title:           Account Manager
Date:           July ____, 2009

COMPANY:
ECOSYSTEM CORPORATION

By:           /s/ Kevin Kreisler
Name:           Kevin Kreisler
Title:           Chairman
Date:           July 24, 2009

VIRIDIS CAPITAL, LLC

By:           /s/ Kevin Kreisler
Name:           Kevin Kreisler
Title:           Managing Member
Date:           July 24, 2009

[SIGNATURE PAGE TO ACCOUNT MANAGEMENT AGREEMENT CONTINUED ON FOLLOWING PAGE]

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SENIOR INVESTORS:

COPPERBOTTOM INVESTMENTS, LTD.
By:
Its:

By:           /s/ Enit Riviere
Name:           Enit Riviere
Title:           Director
Date:           July ____, 2009

ABSENTIA HOLDINGS, LTD.
By:
Its:

By:           /s/ John E. King
Name:           John E. King
Title:           Director
Date:           July ____, 2009

ON TIME INVESTMENTS, LTD.
By:
Its:

By:           /s/ Louise Maury
Name:           Louise Maury
Title:           Director
Date:           July ____, 2009

AGRI-TECHNOLOGIES INTERNATIONAL, LTD.
By:
Its:

By:           /s/ Derek Benjamin
Name:           Derek Benjamin
Title:           Director
Date:           July ____, 2009

BRITANNIA SECURITIES INTERNATIONAL, LTD.
By:
Its:

By:           /s/ Michael Dean
Name:           Michael Dean
Title:           Director
Date:           July ____, 2009

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EXHIBIT A
RULES APPLICABLE TO SENIOR INVESTMENT

Section A.1                      Breakout Conditions

Once the Breakout Trigger is activated as per Section 2.2.1 (deposit of free trading Common Shares issuable upon filing of the initial Series E Conversion Notice to be filed hereunder), the Intermediary will begin the Breakout Timer to start the initial Breakout and to track each successive 30 day period after the initial Breakout. As stated in Section 2.2.2 and 2.2.3, the following three conditions (collectively, the “Breakout Conditions”) shall govern the conditions under which the Intermediary shall disburse the Senior Purchase Price from the Company Cash Account:

Condition 1

After receipt of each relevant Series E Conversion Notice, the Common Shares shall be deposited in the Securities Accounts in free trading form prior to the initial and any subsequent Breakout.

Condition 2 – Market Requirements:
1.           Pricing; Protected Conversion Rate; Make-Good Provision
2.           Volume Requirement

Condition 3 – Business Milestones:
1.           Business Milestone Achievement
2.           Use of Proceeds Adherence
3.           Corporate Item Adherence

Once each Breakout passes the Breakout Conditions outlined above and detailed further in this Exhibit A, the Intermediary shall automatically follow those instructions listed in this Exhibit A, and as demonstrated in example form in the Example Disbursement Instructions attached hereto in Exhibit D, for the disbursement of the Senior Purchase Price, payment of the Fees, and the Uncovering of the relevant Securities.

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Section A.2                      Market Requirements

A.2.1           Pricing; Protected Conversion Rate; Make-Good Provision

The Breakouts shall commence as provided in Section 2.1.9.5, and the “Protected Conversion Rate”6 shall apply for any Conversions in the event and to the extent that the Market Price is less than the “Minimum Conversion Price” provided for in the schedule of planned Breakouts shown here:

TABLE 1

6	The Protected Conversion Rate is equal to SIXTY PERCENT (60%) of the Market Price.

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A.2.2.           Volume Requirement

The amount of the Senior Purchase Price scheduled to be released to the Working Account at each Breakout is specified in Table 1 in the column titled “Scheduled Breakout.” However, the amount of each Breakout shall be equal to no more than the product of 20% times the “Trailing Volume”7 times the then-current Market Price (the “Available Breakout”).8

Thus, for example, if the Trailing Volume is 1,000,000 shares and the then-current Market Price is $2.00 per share, then the Available Breakout would be $400,000 as follows:

(20%) x (Trailing Volume) x (Market Price) = Available Breakout
 (20%) x (1,000,000) x ($2.00) = $400,000

A.2.2.1	Breakout Deficiency

In the event that the Available Breakout is less than the Scheduled Breakout (resulting in a “Breakout Deficiency”), the Company shall only be entitled to receive a disbursement of the Senior Purchase Price from the Company Cash Account equal to no more than the Available Breakout, subject to the use by the Company of the Draw Account as provided for in Section A.2.4 of this Exhibit A.

Thus, for example, if the Available Breakout in Month 1 is $400,000 and the Scheduled Breakout in Month 1 is $588,400, then the Breakout Deficiency to be drawn from the Draw Account would be $188,400 as follows:

(Scheduled Breakout) - (Available Breakout) = Breakout Deficiency
($588,400) - ($400,000) = $188,400

A.2.2.2	Breakout Surplus

In the event that the Available Breakout is greater than the Scheduled Breakout stated in Table 1 above for any particular month (resulting in a “Breakout Surplus”), then the Intermediary shall automatically release any such Breakout Surplus to the Working Account up to the amount of the Available Breakout.

Thus, for example, if the Available Breakout in Month 1 is $1,000,000 and the Scheduled Breakout in Month 1 is $588,400, then the Breakout Surplus released to the Working Account would be $411,600 as follows:

(Available Breakout) - (Scheduled Breakout) = Breakout Surplus
($1,000,000) - ($588,400) = $411,600

The impact of the Volume Requirement on Breakouts and funds disbursed is demonstrated in example form in the Example Disbursement Instructions attached hereto in Exhibit D

A.2.3	Investor Outreach

The Company is required to expend a minimum of $25,000 on a monthly basis on a program approved by the Senior Investors for public and investor relations (“Investor Outreach”). Any such program will be approved by the Senior Investors. The Company and/or the Senior Investors shall have the right to request that additional Senior Purchase Price proceeds be released, ahead of the Breakouts, for any such programs if the Volume Requirements above are not being met and Senior Purchase Price proceeds are being drawn against the Draw Account. The Senior Investors shall approve any request by the Company for any such additional proceeds for Investor Outreach. The Company shall ensure that such Investor Outreach complies with the requirements of the U.S. securities laws.

7
The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.

8	The “Available Breakout” shall equal the product of 20% times the Trailing Volume times the Market Price.

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A.2.4	The Draw Account

The Company and Catwalk Capital, LLC shall use their best efforts to close on the Draw Investment within no more than 120 days of the Company Closing Date. In the event that a Breakout Deficiency occurs as provided for in A.2.2.1 above (after the Closing of the Draw Investment), the Intermediary is instructed to draw an amount equal to the Breakout Deficiency (the “Eligible Draw”) from the Draw Account and transfer the Eligible Draw to the Working Account; provided, however, that in no event shall the Eligible Draw exceed ONE MILLION DOLLARS ($1,000,000) per month (the “Maximum Monthly Draw”).

A.2.4.1	Transfer Instructions with Breakout Deficiency

For so long as the Draw Account is less than $5,000,000, and in any month in which a Breakout Deficiency exists, the Intermediary shall (first) transfer an amount equal to 100% of any Available Breakout that may be available from the Company Cash Account to the Working Account, and then (second) transfer the relevant Eligible Draw from the Draw Account to the Working Account (up to the Maximum Monthly Draw ($1,000,000)).

A.2.4.2	Transfer Instructions with Breakout Surplus

In any month in which a Breakout Surplus (as defined in Section A.2.2.2 on the prior page) exists, the Intermediary shall (first) determine the gross funds to be disbursed (the sum of the Available Breakout and the Breakout Surplus, or the “Gross Funds”); (second) calculate and disburse from the Company Cash Account the Fees payable to Catwalk, the Lead Senior Investor and the Intermediary (the Gross Funds minus the Fees payable per Breakout shall be referred to herein as the “Net Funds”); (third), and for so long as the Draw Account is less than $5,000,000, disburse the Net Funds to the Working Account up to the Maximum Monthly Draw ($1,000,000), and then distribute the remaining Net Funds to the Draw Account until the availability on the Draw Account is $5,000,000, and thereafter disburse any remaining Net Funds to the Working Account.

The determination of the Gross Funds and disbursement of the Net Funds is demonstrated in example form in the “Example Disbursement Instructions” in Exhibit D.

A.2.4.2	Pledge for Draw Account

The Draw Account shall be secured by a pledge of Common Shares (the “Draw Pledge Shares”) owned by Viridis. In the event that the Draw Account remains at less than 25% of its opening balance for three consecutive months, the Company shall be deemed to be in default of its investment agreements with the Draw Investors and the Intermediary shall be entitled to facilitate Conversion of the Draw Pledge Shares for the benefit of the Draw Investors and to apply 100% of the cash proceeds realized upon the sale of the Pledged Draw Shares to the replenishment of the Draw Account until the balance of the Draw Account is greater than 75% of its opening balance.

Section A.3                      Business Milestone Achievement

A.3.1	Initial Breakout Conditions

The following conditions shall have been satisfied or waived by the Senior Investors in writing prior to any release of the Initial Breakout to the Company from the Company Cash Account:

Reverse Split	The Company shall have completed a 1,000 to 1 reverse stock split.

Authorization	The Company shall have authorized the issuance of the Series E Shares to the Senior Investors.

Capitalization
The Company shall have at least 25,000,000 Common Shares outstanding on a post-split basis (not including the Common Shares potentially issuable upon Conversion of any Series E Shares or Senior Warrants).

Transaction(s)
The Company shall have entered into either (a) one or more agreements to acquire an ethanol facility, (b) one or more agreements to build corn oil extraction facilities, or (c) one or more agreements to complete a transaction acceptable to the Senior Investors in their reasonable discretion, which shall not be unreasonably withheld.

Reserve
The Company shall have delivered the “Senior Conversion Reserve”9 to the Intermediary, with such Common Shares issued in the name of each Senior Investor (2,000,000 Common Shares each, for a total of 10,000,000 Common Shares). The Common Shares in the Senior Conversion Reserve shall either be issued pursuant to an effective registration statement or be issued free of restrictive legend pursuant to Rule 144, and after the filing by the Intermediary of the initial Series E Conversion Notice.

A.3.2           All Subsequent Breakout Conditions

The Company shall perform the following items to be eligible to receive disbursement of the Senior Purchase Price at the time of all Breakouts following the Initial Breakout:

Registration
The Company shall have either (a) filed and made effective a registration statement pertaining to that portion of the Common Shares issuable upon the Conversion of the Series E Shares as may be acceptable to the SEC, or  (b) the Common Shares issuable upon the Conversion of the Series E Shares shall be otherwise available under Rule 144 with an attorney opinion letter.

Shares	The Intermediary shall have received and deposited free trading Common Shares issuable upon the Conversion of the Series E Shares in satisfaction of each relevant monthly Breakout.

A.3.3	Negative Covenants

The Company shall not be eligible for Breakouts if any of the following occur:

Reporting	Loss of active fully reporting financial status with the SEC.

Consolidation
Any share consolidation not listed herein or otherwise not approved in writing by the Senior Investors within 1 year following the last Senior Investment or receipt by the Company of the last Senior Warrant exercise proceeds.

Listing	The Company loses its public listing or the trading of its Common Stock is halted.

Control	Sale or merger of more than 50% of the assets of the Company without approval of Senior Investors, which shall not be unreasonably withheld.

UOP	Use of Proceeds outside the agreed upon UOP without approval of the Senior Investors, which shall not be unreasonably withheld.

Section A.4                      Use of Proceeds (UOP) Adherence

A.4.1	UOP Reporting

The Company and the Senior Investors have agreed on the Use of Proceeds procedure demonstrated in example form in the Example Disbursement Instructions contained in Exhibit D. The Company must follow the UOP and shall prepare and submit to the Intermediary and the Senior Investors quarterly and annual reports (each, a “UOP Report”) regarding the use by the Company of the Senior Purchase Price with a comparison of all such uses to the UOP within 60 days of each relevant calendar quarterly and annual closing date. The Company shall cause its independent accountant to produce an audited annual UOP Report at the time of the Company’s annual audit. If any UOP Report is intentionally falsified, or if the Company deviates by more than 10% from the UOP without the prior written consent of any Senior Investor or the Senior Investors’ designee, then  the Intermediary shall immediately inform the Senior Investors of such finding.

A.4.2	Additional UOP Restrictions

In addition to the UOP requirement hereof, the Company shall not use Senior Purchase Price proceeds for any of the following items:

1)           Leasing vehicles for management.

2)           Legal or G&A not related to production or public company listing.

3)	Management or shareholder loan repayments unless agreed to by the Senior Investors in the UOP attached hereto.

4)	Past due salaries or payroll unless agreed to by the Senior Investors in the UOP attached hereto.

5)	Settlement of legal liabilities unless agreed to by the Senior Investors in the UOP attached hereto.

6)	Severance packages unless agreed to by the Senior Investors in the UOP attached hereto.

Section A.5                      Corporate Item Adherence

In the event that the Company ceases to be in compliance with applicable regulations, ceases to have the corporate authority to act, fails to maintain its fully reporting status with the SEC, and/or fails to be publicly traded, then the Intermediary shall hold all cash funds in the Company Cash Account until such time as any such defects have been corrected, after which time the Breakout Timer shall restart.

Section A.6                      Breakout Payments

A.6.1           Fees

The Intermediary shall wire the Fees payable to Catwalk, the Lead Senior Investor and, as applicable, upon each Breakout at a rate equal to 10.00% and 1.60% of the “Gross Funds”10 to be disbursed at each Breakout to Catwalk Capital, LLC and the Lead Senior Investor, respectively. The Intermediary shall additionally transfer the Fees payable to the Intermediary, at a rate equal to $9,000 per year paid in advance, out of the first Breakout per year from the Company Cash Account. The determination of the Gross Funds and disbursement of the Fees is demonstrated in example form in the Example Disbursement Instructions and the Example Senior Purchase Price Disbursement Report in Exhibit D.

A.6.2           Release to the Working Account

Upon the satisfaction of and subject to the conditions set forth in this Agreement for release of any Breakout from the Company Cash Account to the Working Account, the Intermediary shall disburse the “Net Funds”10 to the Working Account by wire transfer, for use by the Company at its sole discretion subject only to the UOP and Section A.4.2.

A.6.3           Shares to Transfer

The Intermediary shall Uncover the Series E Shares, making them available for Conversion into Common Shares at the “Series E Conversion Rate,”11 on a pro rated basis either at the planned rate shown in the column titled “Series E Shares Uncovered” in Table 2 below, or at such other rate as may be provided for herein, upon each Breakout and Senior Purchase Price disbursement. The actual amount of Series E Shares to Uncover upon each Breakout shall be calculated by the Intermediary with the Breakout Calculator, which shall also automatically generate a conforming Series E Conversion Notice for each Breakout.

ABLE 1 – PLANNED RELEASE SCHEDULE OF SENIOR PURCHASE PRICE

A.6.3.1                      Use of Senior Conversion Reserve Prior to DWAC Eligibility

The Intermediary is hereby instructed to execute Conversions according to the following steps until such time as the Company is DWAC eligible:

Step 1
At the Initial Breakout, file the initial Series E Conversion Notice (the “Initial Series E Conversion Notice”) for each relevant Senior Investor for 2,000,000 Common Shares (on a post-split basis) as follows (for each Senior Investor):

1.	Date: 3/15/10
2.	Breakout Number: 3
3.	Series E Shares to be converted: 200.00
4.	Face Value per Series E Share: $ 100,00
5.	Initial Conversion Price per Common Share (one-time only):$ 0.01
6.	Common Shares to be issued (Line 1 x Line 2 / Line 3) 2,000,000

Step 2	Deposit the 2,000,000 Common Shares received from the Company’s transfer agent pursuant to the Initial Series E Conversion Notice in each relevant Senior Investor’s Securities Account.

Step 3
File each relevant subsequent monthly Series E Conversion Notice as provided for herein (after confirming that each relevant Senior Investor will own less than 9.99% of the issued and outstanding Common Shares immediately after giving effect to each such Conversion).

Step 4
Deposit the new Certificated Common Shares received from the Company’s transfer agent pursuant to each new Series E Conversion Notice filed in Step 3 above in each relevant Senior Investor’s Securities Account to replenish the Senior Conversion Reserve for each Senior Investor, thus maintaining a balance of 2,000,000 Common Shares in the Senior Conversion Reserve for each Senior Investor.

A.6.3.2                      Use of Senior Conversion Reserve After DWAC Eligibility

The Intermediary is hereby instructed to execute Conversions according to the following steps after the Company has become DWAC eligible:

Step 1
File each relevant Series E Conversion Notice as provided for herein with the following additional written instruction: “Hold issuance and apply to reduction of Senior Conversion Reserve. Holding such issuance shall not affect the amount of funds to be released to the Working Account.” Each relevant Series E Conversion Notice shall be filed and transmitted to the Company as provided for in this Agreement regardless of whether or not the Senior Conversion Reserve is still in effect.

Step 2
If and when the Senior Conversion Reserve has been reduced to zero, the Intermediary shall file each following Series E Conversion Notice without the written instruction recited in Step 1 of this Section A.6.3.2 and as otherwise provided for in this Agreement.

9
The “Senior Conversion Reserve” is meant to provide the Senior Investors with a reserve of Common Shares to ease the logistics of filing Series E Conversion Notices and receiving and depositing Common Shares until such time as the Company has the ability to electronically issue (or, “DWAC”) Common Shares to the Senior Investors’ respective Securities Accounts. The Senior Conversion Reserve shall be filled with 2,000,000 Common Shares issuable upon filing of the Initial Series E Conversion Notice at the Initial Series E Conversion Rate, corresponding to no more than 4.00% of the then-current issued and outstanding Common Shares, issued in the name of each of the Senior Investors (for a total of 10,000,000 Common Shares) prior to the Initial Breakout.

10
The “Gross Funds” shall mean either (a), in the case of a Breakout Deficiency (or when the Available Breakout is less than the Scheduled Breakout), the sum of the Available Breakout and the Eligible Draw; and (b), in the case of a Breakout Surplus (or when the Available Breakout is more than the Scheduled Breakout), the sum of the Available Breakout and the Breakout Surplus. The “Net Funds” shall mean the difference between the Gross Funds less the Fees payable at any individual Breakout. The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout. The “Available Breakout” shall equal the product of 20% times the Trailing Volume times the Market Price.

11
The “Series E Conversion Rate” is that rate at which the Series E Shares shall be convertible into Common Shares, which rate shall be equal to the number of Series E Shares to be converted times ONE HUNDRED DOLLARS ($100.00) (the “Face Value”) per Series E Share, divided by the “Breakout Price” specified in the schedule provided in Table 1 of Exhibit A (the “Series E Conversion Rate”); provided, however, that if the Market Price for the Common Shares is LESS than the “Minimum Conversion Price” specified in the schedule provided in Exhibit H at the time of conversion, then the Series E Conversion Rate for the amount of Series E Shares to be converted that month shall be equal to SIXTY PERCENT (60%) of the Market Price (the “Protected Conversion Rate”).

Thus, for example, if in Month 1 the Market Price is $1.00 per Common Share (which is less than the Minimum Conversion Price as listed in Exhibit A), then the Protected Conversion Rate shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Market Price*0.60)) =
((10,000.00) x ($100.00)) ÷ ($0.60) = 1,666,667 Common Shares

If in Month 2 as shown in Table 1 of Exhibit A, the Market Price is $4.00 per Common Share (which is more than the Minimum Conversion Price as listed in Table 1 of Exhibit A), then the Breakout Price shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Breakout Price) =
((10,000.00) x ($100.00)) ÷ ($2.06) = 487,437 Common Shares

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Section A.7                      Example Series E Share Uncovering

For example, if the Market Price and the Trailing Volume in Month 2 are $5.00 per Common Share and 1,000,000 Common Shares, respectively, then any Series E Conversion Notice to be filed at the beginning of Month 3 would call for the issuance of the amount of Common Shares shown here:

Step 1 Determine the Conversion Price
1. Date: 3/15/10
2. Breakout Number: 3
3. Scheduled Breakout: $ 588,400
4. Trailing Volume (number of Common Shares):12 1,000,000
5. Market Price (dollars per Common Share): $ 5.00
6. Breakout Price: $ 2.06
7. Minimum Conversion Price (Line 6 / 60%): $ 3.43
8. Is the Market Price greater than the applicable Minimum Conversion Price? Yes
If no, then the Protected Conversion Rate applies (Line 5 x 60%): N/A
If yes, then the Breakout Price applies (Line 6) $ 2.06
Step 2 Uncover the Series E Shares
9. Available Breakout (20% x Line 4 x Line 5):13 $1,000,000
10. Series E Shares to Uncover (Line 9 / $100.00): 10,000
Step 3 Convert into Common Shares
11. Common Shares to be issued (Line 9 / Line 8) 485,437
Note: a sample Series E Conversion Notice is attached hereto in Exhibit I.

The actual amount of Series E Shares to Uncover upon each Breakout can be calculated by the Intermediary with the Breakout Calculator, which shall also automatically generate a conforming Series E Conversion Notice for each Breakout.

12The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.
 13The “Available Breakout” means the product of 20% times the Trailing Volume times the then-current Market Price.

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EXHIBIT B
SENIOR WARRANT SCHEDULE

All Senior Warrants issued to the Senior Investors may be exercised by the Senior Investors at any time up to their expiration date through the following mechanism:

1.	The Senior Investors shall deposit the Exercise Price with Intermediary and receive a letter from Intermediary to that effect.

2.
The Senior Investors shall notify the Company of their intent to exercise through the delivery of executed Exercise Notices and a letter evidencing the deposit of the Exercise Price with the Intermediary.

3.	The Company shall deliver the underlying Common Shares to the Intermediary.

4.
The Intermediary shall release the proportionate amount of Exercise Price proceeds from the Company Cash Account to the Working Account upon confirmation by the Intermediary that the underlying Common Shares are freely trading by virtue of an opinion of the Company’s counsel.

5.	This Agreement shall govern the exercise of the Senior Warrants.

6.	The Company shall register or otherwise prove that Common Shares are free trading and deliver such notification to the Intermediary.

The exercise price of the Senior Warrants shall be based on the following Table 3, with each Senior Investor entitled to exercise 20% of each Senior Warrant:

TABLE 3 – WARRANT EXERCISE

EXHIBIT C
LIST OF SENIOR INVESTORS

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EXHIBIT D
EXAMPLE USE OF PROCEEDS, DISBURSEMENT INSTRUCTIONS & REPORT

The Senior Purchase Price proceeds shall be disbursed by the Intermediary to and used by the Company according to the following example schedule:

Step 1 Determine the amount of the Senior Purchase Price to be released to the Company’s Working Account from the Company Cash Account
1. Date 2/15/10
2. Breakout Number 2
3. Scheduled Breakout $ 588,400
4. Trailing Volume (number of Common Shares)14 1,471,000
5. Market Price (dollars per Common Share) $ 2.00
6. Available Breakout (Line 4 x Line 5 x 20%)15 $ 588,400
7. Is the Available Breakout less than the Scheduled Breakout? No
If yes, then the Breakout Deficiency is (Line 3- Line 6) $ N/A
If no, then the Breakout Surplus is (Line 6 – Line 3) $ N/A
Use the Draw Account if there is a Breakout Deficiency as follows:
8. Availability in Draw Account: $4,000,000
9. Is the availability in Draw Account greater than the Breakout Deficiency? No
If yes, then the Eligible Draw is equal to Line 7 $ N/A
If no, then the Eligible Draw is equal to Line 8 $ N/A
10. Is the Eligible Draw greater than the Maximum Monthly Draw ($1,000,000)? No
If yes, then the Eligible Draw is equal to the Maximum Monthly Draw $ N/A
If no, then the Eligible Draw is equal to Line 9 $ N/A
11. Calculate the “Gross Funds”16 to be disbursed (Line 6 + (Lesser of Line 9 or 10)) $ N/A
If there is no Breakout Deficiency then:
12. Calculate the Gross Funds to be disbursed (Line 6 + Line 7) $ N/A
Step 2 Calculate Fees for Disbursement
13. Gross Funds to be disbursed (Line 11 + Line 12) $ 588,400
14. Disburse Catwalk Fee to Catwalk (Line 13 x 10%) $ 58,840
15. Disburse Lead Senior Investor Fee to Lead Senior Investor (Line 13 x 1.6%)$ 9,414
16. Disburse Intermediary Monthly Fee (pay full year in advance at rate of $3,000 per year)$ -
17. Disburse Intermediary Annual Fee (pay full year in advance at rate of $6,000 per year) $-
18. “Net Funds” to be disbursed (Line 13 – Line 14 – Line 15 – Line 16 – Line 17) $ 520,146
Disburse Line 18 to the Working Account unless Line 8 is less than $5,000,000, in which case:
19. Disburse the first Net Funds up to $1,000,000 to the Working Account; then
20. Disburse the next Net Funds to the Draw Account until the availability on the Draw Account returns to $5,000,000; and then
21. Disburse any remaining Net Funds to the Working Account.
Step 3 Authorized Use of Net Funds Received by Company
22. Public Relations (to be paid directly by Company at rate of $25,000 per month) $25,000
23. General Working Capital, for Use at Company’s Discretion $ 495,146

14The “Trailing Volume” shall equal the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.
 15The “Available Breakout” means the product of 20% times the Trailing Volume times the then-current Market Price.

16“Gross Funds” shall mean either (a), in the case of a Breakout Deficiency (or when the Available Breakout is less than the Scheduled Breakout), the sum of the Available Breakout and the Eligible Draw; and (b), in the case of a Breakout Surplus (or when the Available Breakout is more than the Scheduled Breakout), the sum of the Available Breakout and the Breakout Surplus. “Net Funds” shall equal the Gross Funds less the Fees payable at any individual Breakout.

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The actual amount of Fees and Net Funds to be disbursed to each relevant account upon each Breakout shall be calculated by the Intermediary with the Breakout Calculator, which shall also automatically generate a conforming Senior Purchase Price Disbursement Report for each Breakout, an example of which is provided here:

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EXHIBIT E
SENIOR INVESTOR CERTIFICATE LISTS

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EXHIBIT F
INSTRUCTIONS AND REQUEST FORMATS

Wire Instruction Sample

TO:           ELCO SECURITIES LTD.
ATTN:                      MR. ISAAC COLLIE
RE:           ACCOUNT MANAGEMENT AGREEMENT (ACCOUNT NO.: ____________)

______________ formally requests the release of ________________ from its ___________ Account with Elco Securities. ______________ formally makes this request to the Intermediary for release of said asset under the Account Management Agreement. Please deliver the asset to:

(Bank Transfer Instructions)

Signature:

By:           ___________________________
Print:
Title:
Date:

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EXHIBIT G
NOTICE ADDRESSES

If to Intermediary:

Elco Securities, Ltd.
Isaac Collie
Loyalist Plaza, Don Mackay Blvd.
P.O. Box AB-20377
Marsh Harbour
Abaco, Bahamas

If to Investors:

Send all correspondence to Intermediary with a copy to Catwalk Capital, LLC.

If to Company:

EcoSystem Corporation
400 South 4th Street, Suite 1000
Minneapolis, MN 55415

With copies to:

Viridis Capital, LLC
One Penn Plaza, Suite 1612
New York, New York 10119

Catwalk Capital, LLC
1730 LaBounty Rd #213
Ferndale, WA 98248

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EXHIBIT H
UNIT SUBSCRIPTION AGREEMENT

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EXHIBIT I
SERIES E CONVERSION NOTICE17

The actual amount of Series E Shares to Uncover upon each Breakout shall be calculated by the Intermediary with the Breakout Calculator, which shall also automatically generate a conforming Series E Conversion Notice for each Breakout, an example of which is shown here:

17	This form of Series E Conversion Notice shall be filled out and submitted to the Company at the time of each Breakout.

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EXHIBIT J
PROFORMA CAPITALIZATION TABLE

Minimum Ownership and Lock-Up

Viridis Capital, LLC (“Viridis”), the Company’s majority shareholder, and the Company’s management (collectively, “Management”) shall beneficially own in the aggregate no less than 51% of the outstanding Common Stock (the “Minimum Ownership”) until such time as the Senior Purchase Price has been fully released to the Company (the “Full Release Date”). Neither Viridis nor the Company’s management shall sell or otherwise transfer shares of Common Stock, either individually or in the aggregate, in an amount that would cause Management to beneficially own less than 51% of the outstanding Common Stock until the Full Release Date.

Forfeiture of Management Shares

The Company and Management shall enter into an agreement pursuant to which the Management shall agree that all shares of Company stock held by Management in excess of 30% of the Company’s outstanding Common Stock shall be surrendered to the Company for cancellation on a pro rated basis in the event that the Company shall have failed to achieve an annualized renewable fuel production rate of 500,000,000 gallons per year prior to one year after the Full Release Date (the “Performance Hurdle”).

Capitalization

The Company shall file and make effective an amendment to its certificate of incorporation to give effect to a 1,000 to 1 reverse stock split prior to the first Breakout. Thereafter, the Company shall have no less than about 25,000,000 shares of Common Stock outstanding on a post-split basis prior to Conversion of the Series E Shares and/or exercise of the Senior Warrants.

Pro Forma Capitalization

The following Table B1 is to provide the Company’s pro forma share structure on the assumptions (1) that no Senior Warrants have been exercised, (2) that all shares of Common Stock issued upon Conversion of the Series E Shares are issued at the scheduled Breakout Price (meaning that the Company’s targeted Common Stock values have been achieved as stated above in Table 1 in Exhibit A on Page 22 hereof), and (3) that Management’s ownership remains at 51% at the Full Release Date (meaning that the Performance Hurdle has been achieved):

Table B1 – Pro Forma Share Structure

		Common Shares	Pro Forma Common Shares at Completion of Reverse Split Percentage	Common Shares	Pro Forma Common Shares at the Full Release Date Percentage
Public Float		5,000,000	20.00%	5,000,000	8.66%
Management	(1)	20,000,000	80.00%	29,431,576	51.00%
Copperbottom Investments, Ltd.	(2)	-	0.00%	4,655,479	8.07%
Absentia Holdings, Ltd.	(2)	-	0.00%	4,655,479	8.07%
Britannia Securities International, Ltd.	(2)	-	0.00%	4,655,479	8.07%
Agri-Technologies International, Ltd.	(2)	-	0.00%	4,655,479	8.07%
On Time Investments, Ltd.	(2)	-	0.00%	4,655,479	8.07%
Total		25,000,000	100.00%	57,708,973	100.00%

(1)
The shares of Common Stock initially held by Management are subject to the conditions noted above, and are subject to upward modification to maintain the 51% Minimum Ownership requirement, and downward modification to 30% in the event that the Performance Hurdle is not met. Viridis and Corn 2.0, LLC, which companies are owned by the Company’s chairman and chief executive officer, collectively hold 637,500 shares of Company Series D Preferred Stock, which shares are convertible at all times into 51% of the outstanding Common Stock (when taken with each holder's then-current Common Stock holdings) until the Full Release Date.

(2)
The shares of Common Stock shown for the Senior Investors are estimated based on the assumed conversion of the Series E Shares at the Breakout Prices shown in Table 1 in Exhibit A on Page 22 hereof, which prices were established based on the assumption that the Company successfully achieves a weighted average Minimum Conversion Price of $5.49 (the “WA Price”) between the Initial Breakout and the Full Release Date. This WA Price corresponds to a Company market capitalization of about $316,600,000 and about $0.63 per gallon of renewable fuel produced at the 500,000,000 gallon per year Performance Hurdle. The shares of Common Stock issuable to the Senior Investors upon Conversion of the Series E Shares shall be subject to upward modification in the event that the Company fails to achieve the Minimum Conversion Prices set forth in Table 1 in Exhibit A on Page 22 hereof. For example, if the Common Stock trades at 25% less than the Minimum Conversion Prices, then the amount of Common Stock issuable to the Senior Investors upon Conversion of the Series E Shares would increase by 33%, or by about 7,759,132 additional shares of Common Stock; and, given the operation of the 51% Management Minimum Ownership requirement, the Pro Forma Common Shares at the Full Release Date in Table B1 above would then either (1) increase to 73,543,937 total shares of Common Stock outstanding if the Performance Hurdle is met, or (2) decrease to 51,480,756 if the Performance Hurdle is not met.

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